EXHIBIT 23.1



ANTON & CHIA                            CERTIFIED PUBLIC ACCOUNTANTS



    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors

Alderwood Acquisition Corporation


We hereby consent to the inclusion in the foregoing Registration Statement on Form 10-12a/g of our report dated December 10, 2010, relating to the consolidated financial statements of Alderwood Acquisition Corporation as of July 31, 2010 and for the period from July 19, 2010 (Inception), through July 31, 2010.






/s/ Anton & Chia, LLP

Newport Beach, California

January 25, 2011